LEASE

THIS INDENTURE OF LEASE, dated the 28th day of April 1993, by and between:

Landmark Investors, a partnership, (hereinafter referred to as the "Landlord"), and ImmunoTherapeutics, Inc. (Hereinafter referred to as the "Tenant").

WITNESSETH

In consideration of the sum of Ten and no/100ths Dollars ($10.00), and other good and valuable consideration, and the mutual covenants contained herein, Landlord and Tenant hereby agree with each other as follows:

                        ARTICLE I - DEMISE OF PREMISES

Section 1.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, upon and subject to the terms, conditions, covenants and provisions hereof, that certain building and land known as 3233 South 15th Street, Fargo, North Dakota, which consists of a free-standing building of approximately 7,500 square feet on the east side of real estate more specifically described on Exhibit "A" attached hereto and made a part hereof, together with any and all improvements, appurtenances, rights, privileges and easements benefitting, belonging to or pertaining thereto (all of the foregoing hereinafter referred to as the "Premises").

                               ARTICLE II - TERM

Section 2.01. The term of this lease shall be for three (3) years to commence upon substantial completion of improvements by Tenant and the commencement by Tenant of doing business from the premises, but in no event shall the commencement date be later than August 1, 1993 (Tenant shall be given possession on or about April 16, 1993, for the purpose of constructing Tenant improvements and will pay and discharge all utilities from May 1, 1993, through the commencement date), unless sooner terminated as hereinafter provided. The lease term by be renewed in accordance with Article XXIII of this lease. Tenant will pay rent July 15 to August 1, 1993 in the amount of $1,328.13.

                              ARTICLE III - RENT

Section 3.01. Tenant covenants and agrees to pay Landlord for the Premises, without offset or deduction provided Landlord is in full compliance with this agreement, and without previous notice or demand therefore, rent as follows:

For a period commending on the commencement date of the term of this lease and terminating three (3) years thereafter, annual rent as follows:

1.  Annual rent during the first year in the amount of $31,875.00

2. For a period commencing one year from the commencement date of the term of this lease and terminating two years thereafter, annual rent in the amount of $39,375.00.

Section 3.02. Rent, as set forth in Section 3.01, shall be payable by Tenant in equal monthly installments, in advance, commencing on the first day of the period set forth in Section 3.01 and on the same day of each and every calendar month thereafter during the term hereof in the sum of $2,656.25 in the first year, and $3,281.25 during the second and third year of the term of this lease. All payments of rent shall be made by Tenant to Landmark Investors, at 3341 15th Street South, Box 7189, Fargo, North Dakota, 58109, or such other place as Landlord may, from time to time designate. In the event that the commencement date of this Lease is on a date other than the 1st day of the month, any resulting partial month's lease payment shall be calculated and paid by Tenant to Landlord for said partial month. Said partial month shall not be included in determining the commencement date for annual rent pursuant to Section 3.01 or the monthly rent set forth in this Section.

Section 3.03. Monthly payments as set forth in Section 3.02 shall be subject to a late payment charge of 10% of the monthly rent, or the maximum rate allowable by law, whichever is less.

                          ARTICLE IV - NET LEASE
         CONSTRUCTION: TAXES, UTILITY EXPENSES AND OTHER CHARGES

Section 4.01. It is the intention of the parties that the rent payable hereunder shall be net to the Landlord, so that this lease shall yield to Landlord the rent per annum specified in Section 3.01 during the term of this lease. The Landlord shall receive the rent free from, and Tenant shall pay, all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises except as specified under this Lease.

Section 4.02. Landlord shall be responsible for the "base amount" of all real estate taxes, special and general assessments (including assessments for benefits for public works or improvements, whether or not commenced or completed prior to the term of this lease) and building insurance. The "base amount" equals the taxes, specials and insurance for the year 1992. Any increase over the "base amount" from year to your shall be paid by the Tenant. In determining increases to the "base amount", it is understood that Tenant shall be responsible only for a percentage of the increases. The percentage of the increases Tenant shall be responsible for shall equal 28% of the total increases to the base amount. In the event the Landlord fails to pay the amounts required of him, Tenant, at his option, may pay said amounts and shall be entitled offset said amounts, with 10% interest, or the maximum rate allowed by law, from future rent payments. Failure by Tenant to pay amounts due to Landlord, after thirty (30) days written notice to Tenant, notifying Tenant of the amount and date due shall constitute a default under this Lease. Said additional amounts shall be treated as additional rent and shall be subject to the same late payment charge as set forth in Section 3.03 above. Tenant shall, during the term of this Lease, pay and discharge punctually, as and when the same shall become due and payable, and before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, and before the same shall become a lien upon the Premises, to the public officers or others charged with the collection thereof, all water rents, rates and charges, sewer rents, rates and charges; charges for heat, gas, hot water, electricity, light and power and other services furnished to the Premises, and other governmental impositions and charges of every kind and nature whatsoever, extraordinary and ordinary, unforeseen as well as foreseen.

                ARTICLE V - USE OF PREMISES COMPLIANCE WITH LAW

Section 5.01. Tenant may use or suffer the use of the Premises for its general business purposes, and other purposes, but shall not use the premises for the operation of a retail food and/or liquor establishment.

Section 5.02. Except to the extent of Landlord's responsibility under this Lease, during the term of this lease, Tenant shall, at its own cost and expense, promptly observe and comply with all present and future laws, ordinances, requirements, orders, directives, rules and regulations of the Federal, State, County and Municipal Governments and of all other governmental authorities affecting the Premises or appurtenances thereto, or any part thereof, of the use thereof, whether the same are in force at the commencement of the term of this lease or may in the future be passed, enacted or directed. Tenant shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands, including reasonable counsel fees, that may in any manner arise out of or be imposed because of the failure of Tenant to comply with the covenants herein.

Section 5.03. Tenant shall comply with and execute all rules, requirements and regulations of the Board of Fire Underwriters, and all insurance companies with policies of insurance at any time in force with respect to the Premises.

          ARTICLE VI - IMPROVEMENTS, REPAIRS, ADDITION, REPLACEMENTS

Section 6.01. Tenant shall have the right, at its own cost and expense, to construct on any part or all of the Premises, at any time and from time to time during the term of this lease, buildings and other improvements, and to make alterations, changes, improvements and additions thereto (hereinafter referred to as the "Work"), provided that the written consent of the Landlord therefor shall be first obtained, which consent shall not be unreasonably withheld.

Section 6.02. Landlord shall be responsible for the maintenance of roof structure, parking lot and all other major components of the building as well as parking lot maintenance and yard maintenance and Tenant will be allocated parking spaces by the Landlord on the west side of the structure, for Tenant's exclusive use. Landlord agrees that it will clean up the lot surrounding the building and keep the parking lot and property in presentable condition. Tenant shall be responsible for sidewalk snow removal.

Section 6.03. Except as provided in Section 6.02, Tenant shall, at Tenant's own cost and expense, put, keep and maintain in thorough repair and good order and safe condition (reasonable wear and tear excepted) the Premises, and any improvements thereon, at the commencement of the term hereof or thereafter erected upon the Premises, or forming part of the Premises, and their full equipment and appurtenances, and each and every part thereof, both inside and outside, and shall repair the whole and each and every part thereof in order to keep the same at all times during the term hereof in thorough repair and good order and safe condition (reasonable wear and tear excepted), howsoever the necessity or desirability therefore may occur, and shall use all reasonable precaution to prevent waste, damage or injury. Tenant shall also, at Tenant's own cost and expense, put, keep and maintain the Premises in thorough repair and good order and safe condition (reasonable wear and tear excepted), and free from dirt, rubbish and other obstructions or encumbrances. Tenant shall indemnify and save harmless Landlord from and against all costs, expenses, claims, losses, damages, fines or penalties, including reasonable counsel fees which Landlord is obligated to incur in the event of litigation, because or due to Tenant's failure to comply with the foregoing, and Tenant shall not call upon Landlord for any disbursement or outlay or money whatsoever except as provided in Section 6.02, and hereby expressly releases and discharges Landlord of and from any liability or responsibility whatsoever in connection therewith.

Section 6.04. Landlord shall not be required to furnish any services or facilities or, except as provided in Section 6.02, to made any improvements, repairs or alterations of any kind on, in or to the Premises during the term of this Lease, or any option term.

Section 6.05. Consent given by Landlord for any work to be dome by Tenant shall in no event make Tenant the agent of Landlord for any purpose whatsoever.

                     ARTICLE VII - COVENANT AGAINST LIENS

Section 7.01. If, because of any act or omission of Tenant, or any of Tenant's agents, employees or contractors, any instrument which may form the basis for any mechanic's lien or other lien, charge or oder for the payment of money, shall be filed against Landlord or any portion of the Premises, Tenant shall, at its own cost and expense, cause the same to be discharged of record within thirty (30) days after written notice from Landlord to Tenant thereof, and Tenant shall indemnify and save harmless Landlord against and from all costs, liabilities, suits, penalties, claims and demands, including reasonable counsel fees, resulting therefrom.

Section 7.02. Nothing contained in this lease shall be construed as a consent on the part of Landlord to subject the estate of the Landlord in the Premises to liability under the North Dakota Mechanic's Lien Law, it being expressly understood that the Landlord's estate shall not be subject to such liability.

Section 7.03. Prior to commencement of any work or the delivery of any materials to the premises by a contractor, subcontractor or materialman (hereinafter collectively called "contractor"), Tenant shall deliver to the Landlord a recordable Waiver of Lien Affidavit (hereinafter called "Contractor's Waiver of Lien") from each such contractor in the form attached hereto as Exhibit "B". The Contractor's Waiver of Lien provides, among other things, that the Contractor waives any and all lien rights that it may have against Landlord's interest in the premises or any portion thereof.

        ARTICLE VIII - INDEMNIFICATION: NO LIABILITY OF LANDLORD

Section 8.01 Tenant shall indemnify and save harmless Landlord from and against any and all liability, damage, penalties or judgments arising from any breach, non-performance or violation by the Tenant, or Tenant's agents, employees, contractors or invitees of any covenant or provision of this lease, or arising from injury to person or property sustained by anyone on or about the Premises resulting from any act or acts or omission or omissions or the carelessness, negligence or improper conduct or Tenant or Tenant's agents, employees, contractors or invitees, or arising from or out of any occurrence
in, upon, at or   from the Premises, or the occupancy, condition or use of the
Premises. Tenant shall, at its own cost and expense, defend any and all suits or actions (just or unjust) which may be brought against Landlord or in which Landlord may be impleaded with others upon any such above-mentioned matter.

Section 8.02. Except as otherwise provided in this lease, Tenant agrees to take such steps as it may deem necessary and adequate for the protection of itself, and its agents, employees and invitees, and the property of each of them, against injury, damage or loss by insurance, as a self-insurer or otherwise. The Landlord, its agents and employees shall not be liable or responsible for any damage or injury to any property, or any person, including without limitation any damage or injury to any person, including without limitation any damage or injury to the property or person of Tenant, or any of Tenant's agents, employees or invitees, at any time on or about the Premises, or arising from or out of any occurrence in, upon, at or from the Premises, or the occupancy, condition or use of the Premises, or any causes whatsoever.

                    ARTICLE IX - ASSIGNMENT AND SUBLETTING

Section 9.01. The Premises shall not be sublet in whole or in part, without the written consent of the Landlord, which consent shall not be unreasonably withheld, and such consent having been given, the Tenant shall, nevertheless, remain primarily liable to perform all covenants and conditions hereof and to guaranty such performance by its subtenant. This Lease may be assigned to a purchaser, or successor in interest, provided such purchaser or successor in interest is in a financial condition equal to, or better than, Tenant, as reflected by Tenant's financial statement upon the execution of this Lease. In such an event, Tenant shall not be released from further liability under this Lease unless released, in writing, by the Landlord. At least ten (10) days prior to the effective date thereof, Tenant shall furnish Landlord with a conformed copy of each such assignment or sublease, together with an agreement in writing executed by any such assignee or subtenant to assume the obligations imposed by this lease upon the Tenant and to perform the same in accordance with the terms hereof.

             ARTICLE X - SURRENDER OF PREMISES BY TENANT: HOLDOVER

Section 10.01. Except as otherwise provided in this lease, Tenant shall on the last day of the term, or sooner termination, of this lease peaceably and quietly surrender the Premises to the Landlord, including any buildings and other improvements then thereon. Any buildings and other improvements shall be surrendered in good condition and repair, reasonable wear and tear excepted. Before surrendering the Premises, Tenant shall remove all its personal property therefrom. Tenant may remove any equipment, cabinets or other installations made by Tenant, commonly known as "trade fixtures", provided Tenant shall repair any damage to the Premises resulting from such removal. At the option of the Landlord all property not so removed shall be deemed abandoned by the Tenant and shall thereupon become the property of the Landlord, or Landlord may remove the property in any manner that the Landlord shall choose and store the said property without liability to Tenant for loss thereof, and the Tenant agrees to pay to Landlord on demand any and all expenses incurred in such removal, including court costs and attorney's fees and storage charges on such property for any length of time the same shall be in the Landlord's possession, or the Landlord, at its option, without notice, may sell said property or any part of the same at private sale and without legal process for such price as the Landlord may obtain and apply the proceeds of such sale upon any amount due under this lease and upon the expense incident to the removal and sale of said property.

Section 10.02. If Tenant shall remain on the Premises after the expiration or sooner termination of the term of this lease, such holder over shall not constitute a renewal or extension of this lease. Landlord may elect, at its option, to construe such holding over as a tenancy from month to month on the terms and conditions of this lease, or Landlord may elect to treat Tenant as one who has not removed at the end of its term, and thereupon be entitled to all the remedies against Tenant provided by law.

                             ARTICLE XI - INSURANCE

Section 11.01. Tenant shall provide at its own expense and keep in force during the term of this lease, general liability insurance insuring against and saving harmless the Landlord and Tenant, as their respective interests may appear, from all liability arising from any injury or damage sustained by any person, or the property of any person, occurring on or about the Premises in the amount of at least One Million Dollars with respect to injury or death to any one person and any one accident or occurrence, and One Hundred Thousand Dollars with respect to damages to property.

Section 11.02. All policies of insurance required hereunder shall be issued by insurance companies of recognized responsibility and duly authorized to transact business in the State of North Dakota. Tenant agrees to deliver to Landlord, prior to the commencement of the term of this lease, and thereafter not less than thirty (30) days prior to the expiration of any such policy, the originals or copies certified by the insurance companies, of all such policies of insurance, together with proof of the payment of the premiums therefor. Such insurance shall be non-cancelable without ten (10) days' written notice to Landlord. All policies of insurance shall, to the extent obtainable, provide that any loss payable shall be payable notwithstanding any act or negligence of Tenant.

Section 11.03. All insurance policies carried by Tenant and Landlord covering the Premises or in any manner relating thereto, including but not limited to the insurance required hereunder, shall expressly waive any right or subrogation on the part of the insurer against the Landlord. Tenant agrees that its policies will include such waiver clause or endorsement so long as the same shall be obtainable without extra cost, or if extra cost shall be charged therefor, so long as the Landlord pay such extra cost after notice thereof.

Section 11.04. Tenant shall not violate or permit to be violated any of the conditions or provisions or any of the within policies, and Tenant shall so perform and satisfy the requirements of the companies writing such policies that at all times companies of good standing shall be willing to write and continue such insurance.

                          ARTICLE XII - DESTRUCTION

Section 12.01. The complete or partial destruction or damage by fire or other casualty, or any building or improvement now or hereafter on the Premises shall not terminate this lease, nor entitle Tenant to surrender possession of the Premises, or to terminate this lease. Tenant shall be entitled to an abatement of rent for any period during which the Premises are uninhabitable because of such casualty described above.

Section 12.02. In the event that, at any time during the term of this lease, the buildings and improvements now or hereafter on the Premises shall be destroyed in whole or in part by fire or other cause, Landlord shall decide within sixty (60) days whether to rebuild said buildings and improvements. In the event Landlord does not rebuild, this lease shall terminate. If Landlord decides to rebuild, it shall give Tenant written notice of that decision and the building shall be rebuilt within six (6) months of the decision to rebuild or, the Lease shall terminate. Subject to the above, in the event that Landlord does rebuild, the terms of this lease shall remain as set forth under this Lease, and any period of uninhabitability shall not change the term of this lease.

                              ARTICLE XIII - DEFAULT

Section 13.01. If the Tenant shall fail to pay any installment of monthly rent by the 10th of the month, or any other charges payable by Tenant here-under when the same shall be due and payable, or if the Tenant shall fail to perform any of the other covenants, conditions and agreements herein contained on Tenant's part to be kept or performed and shall continue such failure without curing the same for a period of thirty (30) days (except for such default with due diligence not susceptible of being cured within such thirty
(30) day period, in which event the time permitted to the Tenant to cure such default shall be extended for as long as shall be necessary to cure such default, provided Tenant commences promptly to cure such default, and provided further that such period of time shall not be so extended to jeopardize the interest of the Landlord in the Premises), or if the Tenant or any one of them shall be adjudicated as bankrupt or adjudged to be insolvent, or a receiver or trustee shall be applied for or appointed for the Tenant's property or affairs, or if there shall be filed a petition in bankruptcy or insolvency, or for an arrangement or reorganization by or against Tenant, or if the Tenant or any one of them shall make an assignment for the benefit of creditors or shall compound its debts and such adjudication, appointment, petition or assignment shall not be set aside, vacated or discharged within thirty (30) days thereafter, then in any one or more of such events, Landlord may, at Landlord's option, have the immediate right to sole and exclusive possession of the Premises, and Landlord, in addition to any other remedy which Landlord may have by law, shall have the immediate right to recover possession of the Premises by any lawful means, with or without legal process, and remove Tenant and/or all occupants of the Premises and their effects.

Section 13.02. In any case where Landlord has recovered possession of the Premises by reason of Tenant's default, Tenant shall nevertheless remain liable to the Landlord as hereinafter provided in this Section 13.02 and
Section 13.02, unless Landlord has by written notice specifically elected to terminate this Lease. Landlord may, at Landlord's option, occupy the Premises, or may re-let the Premises or any part thereof as agent of Tenant, for a term or terms to expire prior to, at the same time as or subsequent to the original expiration date of this lease, at Landlord's option, and receive the rent therefor, applying the same first to the payment of such expenses as Landlord may have incurred in connection with the recovery of possession, repair necessary because of the condition in which the Premises were left by Tenant or otherwise necessary for re-letting, and the re-letting, including brokerage and attorney's fees, and then to the payment of damages in an amount equal to the rent hereunder and to the cost and expense of performance of the other covenants of Tenant as herein provided. In re-letting the Premises as aforesaid, Landlord may grant rent concessions, and Tenant shall not be credited therewith. No such re-letting shall constitute a surrender and acceptance or be deemed evidence thereof. If Landlord elects, pursuant hereto, to occupy and use the Premises or any part thereof during any part of the balance of the term as originally fixed, there shall be allowed against Tenant's obligation for rent or damages as herein defined, during the period of Landlord's occupancy, the reasonable value of such occupancy, not to exceed in any event the rent herein reserved and such occupancy shall not be construed as a release of Tenant from liability hereunder.

Section 13.03. Upon recovery of possession by Landlord on default, the Tenant and the Tenant's creditors and representatives shall thereafter have no right, legal or equitable, in or to the Premises or any part thereof, or in or to the repossession of same, or in or to the lease, and the Tenant hereby waives all right of redemption which is or may hereafter be provided by statute.

Section 13.04. If the Tenant shall fail to perform any condition or covenant in this lease required to be performed by Tenant, the Landlord may, at its option, perform such condition or covenant for the account and at the expense of the Tenant. If the Landlord shall incur any such expense on behalf of the Tenant, such expense, together with interest thereon at the highest legal rate then permitted, shall be paid by Tenant to Landlord within ten (10) days after demand therefor, and Landlord shall have the remedies for default in the payment thereof provided herein.

Section 13.05. Anything contained hereinabove to the contrary notwithstanding, in the event Tenant shall fail by pay any installment of rent or any other charge required hereunder when due, Landlord shall have the right to bring an action in the Courts in the State of North Dakota having jurisdiction for the recovery of any such sums, in which event Landlord shall be entitled to recover, in addition to such sums required to be paid, interest at t he then highest legal rate from the date such payments were due, together with Landlord's reasonable attorney's fees.

Section 13.06. The rights and remedies given Landlord in this lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusive of any of the others herein or by law or equity provided.

                       ARTICLE XIV - SECURITY DEPOSIT

Section 14.01. The Tenant shall deposit with the Landlord on or before the commencement date hereof one month's rent in the sum of $3,282.00. Said deposit shall be held by Landlord as security for the faithful performance of all the terms of this lease by Tenant to be performed.

Section 14.02. The Landlord may, but shall not be obligated to, use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent, or other charge as to which Tenant is in default, or for any sum which Landlord may expend by reason of Tenant's default in respect of any of the terms of this lease, and Tenant shall, upon demand, deposit with Landlord the amount so used, applied or retained, so that Landlord shall have the full deposit on hand during the term of this lease.
If the Tenant shall comply with all of the terms of this Lease, the security shall be returned to the Tenant, with interest at five percent (5%) per annum, upon termination of this lease and delivery of possession of the Premises to the Landlord.

Section 14.03. Landlord may deliver the funds deposited hereunder by Tenant to the purchaser of Landlord's interest in the Premises in the event that such interest be sold and thereupon Landlord shall be discharged from any further liability with respect to such deposit.

                               ARTICLE XV - NOTICES

Section 15.01. Every notice, approval, consent or other communication required by this lease shall be in writing and shall be sent postage prepaid by United States registered or certified mail, return receipt requested, directed to the other party, at its address hereinabove first mentioned, or such other address as either party may designate by notice given from time to time in accordance with this Section 15.01, other alternative personal service.

                ARTICLE XVI - NO REPRESENTATIONS BY LANDLORD

Section 16.01. The Tenant has examined the Premises and accepts them in their present "as is" condition with full knowledge as to their character and quality, except that Landlord agrees that the roof, HVAC, water lines, sewer system, electrical, and parking lot lights will be in working order prior to the commencement of the Lease; and Tenant shall notify Landlord of any defects therein within thirty (30) days after the execution of this Lease, and shall have accepted any defects as to which could not reasonably be ascertained by Tenant. Landlord shall have a continuing obligation to maintain the roof and structure in thorough repair and good order and safe condition. No other representations, warranties or promises of any nature have been made by Landlord, and Tenant has not entered into this Lease in reliance on any representations, warranties or promises made by Landlord.

                      ARTICLE XVII - ACCESS TO PREMISES

Section 17.01. Tenant shall permit Landlord, and Landlord's agents or employees to enter the Premises at all reasonable hours for the purpose of inspecting the same, or of making repairs that Tenant may neglect or refuse to make in accordance with the terms, covenants and conditions of this lease. This provision isnot to be construed as a increase of Landlord's obligations under this lease; it being expressly agreed that the right and authority hereby reserved does not impose, nor does Landlord assume, by reason thereof, any responsibility or liability whatsoever for the repair, care or supervision of the Premises, or any building equipment or appurtenance of the Premises.

Section 17.02. Landlord and Landlord's agents or employees shall have the right to enter the Premises to exhibit the Premises to prospective purchasers, prospective mortgagees and prospective tenants, but as to prospective tenants, only during the last three (3) months of the term of this lease. Landlord shall be permitted to place a "To Let" and "For Sale" sign on the Premises during the last three (3) months of the term of this lease.

                            ARTICLE XVIII - CONDEMNATION

Section 18.01. If the Premises, or any portion thereof, shall be taken or condemned by any governmental authority, or any other entity having powers of eminent domain, the parties agree to cooperation in applying for and in prosecuting any claim for such taking. All damages awarded for taking under the power of eminent domain, whether for the whole or a part of the premises, shall belong to and be the property of the Landlord, whether such damages shall be awarded as compensation for diminution of value to the leasehold estate hereby created or to the fee of the leasehold premises; provided, however, that landlord shall not be entitled to any award made to Tenant for loss of business, fair value of, and the cost of removal of stocks and fixtures; nor shall the Landlord be entitled to any portion of such a award attributable to improvements made upon the premises and paid for by the Tenant. Amounts, if any, awarded for the stocks and fixtures, or for the taking of improvements paid for by the Tenant, shall be paid over and the property of the Tenant.

Section 18.02. If the entire Premises shall be so taken or condemned, this Lease shall terminate effective as of the date of the actual taking by the condemning authority and all rents shall be apportioned as of that date. Proceeds of the award shall be disbursed pursuant to the provisions of
Section 18.01 of this Article.

Section 18.03. If more than twenty-five percent (25%) of the Premises shall be so taken or condemned, or so much of the said Premises shall be taken or condemned as shall substantially interfere with the use of the Premises at the time of the taking (which shall be submitted to arbitration by the American Arbitration Association in the event Landlord and Tenant do not agree thereon), the Tenant may elect to cancel this Lease by giving thirty (30) days notice, which cancellation shall be effective as of the date of the actual taking by the condemning authority and all rents shall be apportioned as of that date.

Section 18.04. Except as provided in Section 18.03, in the event of the taking or condemnation of a part of the Premises, this Lease shall continue in full force and effect as to the part of the Premises not so taken or condemned. The net award shall be applied to the restoration of the premises to as near the condition which existed immediately prior to the date of taking as reasonably possible, and the rent shall abate during such period of time as the Premises are untenable in the proportion that the untenable portion of the Premises bears to the entire Premises.

Section 18.05. Tenant reserves to itself all rights to damages accruing as the result of any such taking payable for trade fixtures or improvements installed by Tenant, for moving expenses and for loss of business.

Section 18.06. The Premises, or any part thereof, shall be deemed condemned or taken in condemnation within the meaning of this Lease if, after the institution of condemnation proceedings in respect of the Premises or any part thereof or the promulgating or official filing of any notice or declaration serving a similar purpose, the Premises or the part sought or intended to be condemned is sold and transferred by Landlord and Tenant to the condemnor or its designee in or as part of a negotiated sale, and in such event title to the Premises or such part thereof (unless previously divested) shall be deemed divested when such transfer takes place.

                      ARTICLE XIX - CONSTRUCTION OF LEASE

Section 19.01. This lease shall be governed by, construed and enforced in accordance with the laws of the State of North Dakota.

Section 19.02. In construing this lease, masculine or feminine pronouns shall be substituted for those neuter in form and vice versa, and plural terms shall be substituted for singular and singular for plural, in any place in which the context so requires.

Section 19.03. The article headings in this lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this lease, nor in any way affect this lease.

Section 19.04. This lease contains the entire agreement between the parties and can only be modified by an agreement in writing and signed by the parties hereto or their respective successors in interest.

Section 19.05. If any provision of this leases hall be declared invalid or unenforceable, the remainder of the lease shall continue in full force and effect.

Section 19.06. The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained, shall not be deemed a waiver of such term, covenant or condition of any subsequent breach of the same or any other term, covenant or condition herein contained. No covenant, term or condition of this lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver shall be in writing signed by the Landlord or Tenant, as the case may be.

Section 19.07. The terms, covenants and conditions contained in this lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns.

            ARTICLE XX - RECORDING CERTIFICATION OF LEASE STATUS.

Section 20.01. For the purpose of recording some of the basic terms, covenants and conditions of this lease, the Landlord and Tenant shall execute, acknowledge and deliver a memorandum of lease after the commencement of the term, setting forth the commencement date of the term. This memorandum of lease is not intended and shall not in any way modify, amend, supersede or otherwise affect this lease.

Section 20.02. Each party shall, within ten (10) days after written request by the other, certify by written instrument duly executed and acknowledged:
(a) as to whether this lease is in full force and effect; (b) as t o whether this lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment; (c) as to the existence of any default hereunder; (d) as to the existence of any offsets, counterclaims or defenses hereto on the part of either party; and (e) as to the commencement and expiration dates of the term of this lease.

                 ARTICLE XXI - POSSESSION: QUIET ENJOYMENT

Section 21.01. Landlord shall deliver sole and exclusive possession of the Premises to the Tenant at the commencement of the term hereof, free and clear of any other lease or tenancy.

Section 21.02. Tenant, upon paying rent and performing all of the terms on its part to be performed, shall peaceably and quietly enjoy the Premises, subject, nevertheless, to the terms of this lease and to any mortgage or agreement to which this lease is subordinated.

                           ARTICLE XXII - SIGNS

Section 22.01. The Tenant shall have the right to erect signs upon the Premises provided such signs comply with all applicable laws, ordinances, rules and regulations of any governmental organization having jurisdiction. The size, location and type of sign shall be subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld.

               ARTICLE XXIII - TENANT'S OPTION TO RENEW TERM

Section 23.01. Landlord hereby grants Tenant three (3) successive options to extend the term of this lease for three (3) years for each option, upon the terms and conditions set forth herein. Tenant shall exercise such options by giving written notice to Landlord not later than six (6) months prior to the expiration of the initial term hereof or in the case of additional option periods, or each renewal term. Any attempted exercise of such options(s) if the Tenant was in default under any of the terms and conditions of this Lease during the initial term, whether or not such defaults were cured, shall, at Landlord's option, be null and void and of no force or effect.

Section 23.02. Each of such renewal terms shall commence upon the expiration of the preceding term and all of the terms, covenants and conditions of this lease shall apply to such renewal term with the exception that the rent rate shall be proportionately adjusted for the option periods so that Base Rate will be increased for each option period according to the percentage increase of the Consumer Price Index for all urban consumers for the north central region for small metropolitan areas as prepared by the Bureau of Statistics, United States Department of Labor, for the prior three (3) year term of this lease, provided that no such increase shall exceed ten percent (10%) from the previous base rent. Base rent, for purposes of the first renewal period, if Tenant renews this Lease, if defined as $39,375.00 annually. It is further agreed that if the Index shall no longer be published, then another index generally recognized as authoritative shall be substituted.

IN WITNESS WHEREOF, the undersigned have executed this agreement the day and year first above written.

LANDMARK INVESTORS, A PARTNERSHIP

By:   Thomas M. Lavelle, Partner

By:   Joyce Johnson, Partner